UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

☒ Definitive Information Statement

Conexus Cattle Corp.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF CONEXUS CATTLE CORP.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

Conexus Cattle Corp.

242 West Main Street

Hendersonville, Tennessee 37075

(888) 613-7164

INFORMATION STATEMENT

(Definitive)

September 1, 2015

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Capital Stock of Conexus Cattle Corp.:

This Information Statement has been filed with the U.S. Securities and Exchange Commission and is being furnished, pursuant to Schedule 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of (i) common stock, $0.001 par value per share (the “Common Stock”), (ii) Series C 8% Convertible Preferred Stock, $0.001 par value per share (the “Series C”), (iii) Series D 8% Convertible Preferred Stock, $0.001 par value per share (the “Series D”), (iv) Series E Preferred Stock, $0.001 par value per share (the “Series E”), (v) Series F Preferred Stock, $0.001 par value per share (the “Series F”), (vi) Series G Convertible Preferred Stock, $0.001 par value per share (the “Series G”), and (vii) Series H 8% Convertible Preferred Stock, $0.001 par value per share (the “Series H” and together with the Series C, the Series D, the Series E, the Series F, the Series G, and the Series H the “Capital Stock”) of Conexus Cattle Corp., a Nevada corporation (the “Company”), to notify the Stockholders that on August 16, 2015, the Company received a majority written consent in lieu of a meeting of the holder of the Series F, created by unanimous written consent of the Board of Directors of the Company (the “Board”), as permitted by the Company’s Certificate of Incorporation, as may be amended. Each share of Series F has the equivalent of 743,172 votes of Capital Stock (based upon the outstanding number of shares of Capital Stock issued at the time hereof). Currently, there is one holder of Series F Preferred (the “Series F Stockholder” or the “Majority Stockholder”), voting twenty five out of fifty one total shares of Series F, resulting in the Series F Stockholder voting approximately 51% of the total voting power of all issued and outstanding voting capital of the Company. The Series F Stockholder authorized the following:

●	To change the name of the Company to Conexus Corporation (the “Name Change”);

On August 15, 2015, the Board of Directors of the Company (“Board”) approved the Name Change by majority written consent in lieu of a meeting in accordance with the Nevada Revised Statutes and recommended to the Majority Stockholders that they approve the Name Change. On August 16, 2015, the Majority Stockholder approved the Name Change by written consent in lieu of a meeting in accordance with the Nevada Revised Statutes. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Name Change.

We will mail the Notice of Stockholder Action by Written Consent to the Stockholders on or about September 1, 2015.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The Board believes the Name Change is necessary and advisable to better reflect the business of the Company as the Company begins to explore opportunities in certain additional related business sectors.

Accordingly, it is the Board’s opinion that the Name Change would better position the Company to attract potential business candidates and provide the stockholders a greater potential return.

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INTRODUCTION

The Nevada Revised Statutes provide that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders' meeting convened for the specific purpose of such action. The Nevada Revised Statutes, however, require that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, we will mail this Information Statement on or about September 1, 2015.

This Information Statement contains a brief summary of the material aspects of the Name Change approved by the Board of the Company and the Majority Stockholders, which constitutes a majority of the voting capital stock of the Company.

Series F Preferred

By unanimous written consent of the Board (as permitted under Nevada law), the number, designation, rights, preferences and privileges of the Series F were established by the Board (as is permitted under Nevada law and by the Certificate of Incorporation of the Company, as may be amended). The designation, rights, preferences and privileges that the Board established for the Series F is set forth in a Certificate of Designation that was filed with the Secretary of State of the State of Nevada on May 18, 2015. Among other things, the Certificate of Designation provides that each one (1) share of Series F has voting rights equal to (x) (i) 0.019607 multiplied by the aggregate total of (A) the issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote, plus (B) the number of votes which all other series or classes of securities other than this Series F are entitled to cast together with the holders of Common Stock at the time of the relevant vote (the amount determined by this clause (i), the “Numerator”), divided by (ii) 0.49, minus (y) the Numerator.

As a result of the voting rights granted to the Series F, the Series F Stockholder is voting in the aggregate approximately 51% of the total voting power of all issued and outstanding voting capital of the Company.

As of August 18, 2015, there were issued and outstanding (i) 26,019,572 shares of Common Stock, (ii) 7,000 shares of Series C, (iii) 13,000 shares of Series D, (iv) 440 shares of Series E (non-voting), (v) 51 shares of Series F, (vi) 297 shares of Series G, and (vii) 500 shares of Series H . Based on the foregoing, the total aggregate amount of votes entitled to vote regarding the approval of the Name Change approved by the Board is 36,416,992. Pursuant to Nevada law, at least a majority of the voting equity of the Company, or at least votes, are required to approve the Name Change by written consent. The Series F Stockholder, which voted in the aggregate 18,579,300 votes, or approximately 51% of the voting equity of the Company, has voted in favor of the Name Change, thereby satisfying the requirement under Nevada law that at least a majority of the voting equity vote in favor of a corporate action by written consent.

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The following table sets forth the name of the Series F Stockholder, the number of shares of Series F held by the Series F Stockholder, the total number of votes that the Series F Stockholder voted in favor of the Name Change and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof.

Name of Series F Stockholder	Number of Shares of Series F Held	Number of Votes held by such Series F Stockholder	Number of Votes that Voted in favor of the Actions		Percentage of the Voting Equity that Voted in favor of the Actions
Conrad Huss	51	37,901,772	18,579,300	(1)	51%

_______________

(1)     Mr. Huss voted 25 shares of the Series F in connection with majority stockholder approval for the Name Change.

ACTIONS TO BE TAKEN

The Name Change will become effective on the date that we file the Certificate of Amendment to the Certificate of Incorporation of the Company (the “Amendment”) with the Secretary of State of the State of Nevada. We intend to file the Amendment with the Secretary of State of the State of Nevada promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

We currently expect to file the Amendment on or about September 20, 2015.

NAME CHANGE

REASONS

We believe that changing the name of the Company to Conexus Corporation will more accurately reflect and represent to the public the business of the Company. In connection with the name change, we intend to file with FINRA a request to obtain a new ticker symbol.

WHEN THE NAME WILL GO INTO EFFECT

Prior to filing the amendment to the Articles of Incorporation reflecting the Name Change, we must first notify FINRA by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of the Name Change. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of August 19, 2015, with respect to the beneficial ownership of our Capital Stock by: (i) each holder of more than five percent of the outstanding shares of our Capital Stock; (ii) our executive officers and directors; and (iii) all our executive officers and directors as a group. Our issued and outstanding voting securities on August 19, 2015, consisted of (i) 26,019,572 shares of our Common Stock, (ii) 7,000 shares of Series C, (iii) 13,000 shares of Series D, (iv) 440 shares of Series E (non-voting), (v) 51 shares of Series F, (vi) 297 shares of Series G, and (vii) 500 shares of Series H (except for the Series F, all preferred stock with voting rights issued by the Company is subject to a 9.99% beneficial ownership limitation applicable to each holder).

Name(7)	Number of Shares	Class of Capital Stock	Percent of Capital Stock Vote (3)(8)
Conrad Huss	36,000	Common Stock	Less than 1 percent
Conrad Huss(4)	51	Series F	(4)
Cede & Co.	25,483,493	Common Stock	Less than 1 percent
Oscaleta Partners(1)	7,000	Series C	9.99%
Oscaleta Partners(2)	13,000	Series D	9.99%
Southridge Partners II LP(5)	297	Series G	9.99%
Southridge Partners II LP(6)	250	Series H	9.99%
Peter Klamka	250	Series H	9.99%
All directors and executive officers as a group (1 person)
Conrad Huss	36,000	Common Stock	Less than 1 percent
Conrad Huss(4)	51	Series F	(4)

__________________

(1)

Mr. Henry Sargent controls the 7,000 shares of the Company’s Series C held by Oscaleta Partners, which shares are each convertible into 51,647,326 shares of our common stock. The Series C votes on an as-converted basis on any matter submitted to the holders of our common stock and is subject to a beneficial ownership limitation of 9.99%. For purposes of this 9.99% limitation, beneficial ownership is calculated as set forth in Securities Exchange Act Rule 13d-3.

(2)

Mr. Henry Sargent controls the 13,000 shares of the Company’s Series D held by Oscaleta Partners, which shares are each convertible into 400,000 shares of our common stock. The Series D votes on an as-converted basis on any matter submitted to the holders of our common stock and is subject to a beneficial ownership limitation of 9.99%. For purposes of this 9.99% limitation, beneficial ownership is calculated as set forth in Securities Exchange Act Rule 13d-3.

(3)	We currently have 440 shares of Series E issued and outstanding. The Series E holds no voting rights.

(4)

Mr. Conrad Huss, the Company’s Chief Executive Officer, holds 51 shares of Series F, which is representative of 37,901,772 shares solely for voting purposes. Mr. Huss voted 25 shares of Series F for majority stockholder approval in connection with the Name Change. For more information, please see the Series F Stockholder table above.

(5)

Mr. Stephen Hicks controls the 297 shares of the Company’s Series G held by Southridge Partners II LLP, which shares are each convertible into 400,000 shares of our common stock. The Series G votes on an as-converted basis on any matter submitted to the holders of our common stock and is subject to a beneficial ownership limitation of 9.99%. For purposes of this 9.99% limitation, beneficial ownership is calculated as set forth in Securities Exchange Act Rule 13d-3.

(6)

Mr. Stephen Hicks controls the 250 shares of the Company’s Series H held by Southridge Partners II LLP, which shares are each convertible into 400,000 shares of our common stock. The Series H votes on an as-converted basis on any matter submitted to the holders of our common stock and is subject to a beneficial ownership limitation of 9.99%. For purposes of this 9.99% limitation, beneficial ownership is calculated as set forth in Securities Exchange Act Rule 13d-3.

(7)

Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the address of the beneficial owner is 242 West Main Street, Hendersonville, Tennessee 37075.

(8)

Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. There are 36,416,992 shares of Capital Stock issued and outstanding on an as converted basis due to the beneficial ownership limitation as of August 19, 2015.

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ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Current Report on Form 8-K filed with the Securities and Exchange Commission on May 19, 2015;

(2)	Form 10-Q/A filed with the Securities and Exchange Commission on May 11, 2015;

(3)	Form 10-Q filed with the Securities and Exchange Commission on May 8, 2015;

(4)	Form 10-Q filed with the Securities and Exchange Commission on February 2, 2015;

(5)	Form 8-K filed with the Securities and Exchange Commission on January 9, 2015;

(6)	Form 10-Q filed with the Securities and Exchange Commission on December 16, 2014;

(7)	Form 8-K filed with the Securities and Exchange Commission on November 10, 2014; and

(8)	Form 10-K filed with the Securities and Exchange Commission on September 29, 2014.

You may request a copy of these filings, at no cost, by writing Conexus Cattle Corp. at 242 West Main Street, Hendersonville, Tennessee 37075 or telephoning the Company at (888) 613-7164. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

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DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 242 West Main Street, Hendersonville, Tennessee 37075 or telephoning the Company at (888) 613-7164.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Name Change, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Conrad Huss
Name: Conrad Huss
Title: Chief Executive Officer

Dated: September 1, 2015

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